EXHIBIT 3.1
AMENDMENT NO. 1 TO AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
REGENCY ENERGY PARTNERS LP
     This Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP (this “Amendment”), dated as of August 15, 2006, is entered into and effectuated by Regency GP LP, a Delaware limited partnership, as the General Partner, pursuant to authority granted to it in Section 5.6 of the Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP, dated as of February 3, 2006 (the “Partnership Agreement”). Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.
     WHEREAS, Section 5.6 of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partners, may issue additional Partnership Securities, or classes or series thereof, for any Partnership purpose at any time and from time to time, and may issue such Partnership Securities for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion; and
     WHEREAS, Section 13.1 of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Partnership Agreement; and
     WHEREAS, the General Partner deems it in the best interest of the Partnership to effect this Amendment in order to provide for (i) the issuance of the Class B Common Units (as herein after defined) to HMTF Gas Partners II, L.P., a Delaware limited partnership (“Seller”), in connection with the consummation of the acquisition by Regency Gas Services LP, a Delaware limited partnership and a wholly owned subsidiary of the Partnership (“Buyer”), of all outstanding member interests of TexStar GP, LLC, a Delaware limited liability company, and all outstanding limited partner interests in TexStar Field Services, L.P., a Delaware limited partnership (“TexStar LP”), pursuant to that certain Contribution Agreement dated July 12, 2006 among the Partnership, the Buyer and the Seller;
     NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:
     Section 1. Amendment.
     (a) Section 1.1 is hereby amended to add the following definitions:
     (i) “Class B Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to the Class B Common Units in this Agreement. The term “Class B Common Unit” does not refer to a Common Unit prior to its conversion into a Common Unit pursuant to the terms hereof.
     (ii) “Como Acquisition” means the transactions contemplated by that certain Asset Purchase and Sale Agreement dated June 16, 2006 among Valence

Midstream, Ltd. and EEC Midstream, Ltd., as Seller, and TexStar EasTex ProTreat I, L.P. and TexStar EasTex ProTreat II, L.P., as Buyer.
     (iii) “Permitted Conversion Date” means the first date on which Class B Common Units may be converted into Common Units, as determined pursuant to Section 5.11(b) of the Partnership Agreement.
   (b) Section 1.1 is hereby amended by amending and restating the definitions of the following terms:
     (i) “Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation Common Units, Class B Common Units, Subordinated Units and Incentive Distribution Rights.
     (ii) “Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units, Class B Common Units and Subordinated Units but shall not include (i) General Partner Units (or the General Partner Interest represented thereby) or (ii) Incentive Distribution Rights.
     (iii) “Unit Majority” means, during the Subordination Period, at least a majority of the Outstanding Common Units and Class B Common Units (excluding Common Units and Class B Common Units owned by the General Partner and its Affiliates) voting as a class and at least a majority of the Outstanding Subordinated Units voting as a single class and, after the end of the Subordination Period, at least a majority of the Outstanding Units.
   (c) Article V is hereby amended to add a new Section 5.11 creating a new series of Units to read in its entirety:
   Section 5.11 Establishment of Class B Common Units.
   (a) The General Partner hereby designates and creates a series of Units to be designated as “Class B Common Units” and consisting of a total of 5,173,189 Class B Common Units, having the same terms and conditions as the Common Units, except as set forth below:
     (i) The Class B Common Units shall not have the right to share in any Partnership distributions;
     (ii) The Class B Common Units shall be convertible into Common Units as provided in this Section 5.11;
     (iii) The Class B Common Units shall have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, so that each Class B Common Unit will be entitled to one vote on each matter with respect to which each Common Unit is entitled to vote. Each reference in the Partnership

Agreement to a vote of holders of Common Units shall be deemed to be a reference to the holders of Common Units and Class B Common Units.
     (iv) The Class B Common Units shall be evidenced by certificates in such form as the General Partner may approve and, subject to the satisfaction of any applicable legal and regulatory requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units; the General Partner will act as the initial registrar and transfer agent for the Class B Common Units. The certificates evidencing Class B Common Units shall be separately identified and shall not bear the same CUSIP number as the certificates evidencing Common Units.
   (b) Each Class B Common Unit shall be convertible, at the option of the holder thereof, into Common Units on a one-for-one basis on the first Business Day following the earlier to occur of (i) the lapse of nine months after issuance of the Class B Common Units or (ii) if TexStar Eastex Protreat I, L.P. and TexStar Eastex Protreat II, L.P. complete the Como Acquisition, the later of (A) the lapse of six months after the issuance of the Class B Common Units and (B) February 8, 2007.
   (c) At any time and from time to time after the Permitted Conversion Date, a holder of Class B Common Units may convert all or any part of such Class B Common Units into Common Units by surrendering the certificates evidencing such Class B Common Units for conversion at the office of the Company or of any transfer agent for the Class B Common Units. In such case, the Partnership shall, as soon as practicable thereafter, issue and deliver at such office to the Person in whose name the surrendered Class B Common Units were registered one or more certificates evidencing Common Units, registered in the name of such Person, for the number of Common Units to which such Person shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of surrender of the Class B Common Unit certificates pursuant to this Section 5.11(c), and the Person entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder of such Common Units on said date.
   (d) Section 7.12 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

     Section 7.12. Registration Rights of the General Partner and its Affiliates.
     (a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the General Rules and Regulations under the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the “Holder”) to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering on an appropriate form the offering and sale of the number of Partnership Securities specified by the Holder, which registration statement shall, if requested by such Holder, register the offering and sale for the shelf of the number of Partnership Securities specified by the Holder under Rule 415 of the General Rules and Regulations under the Securities Act (or any similar rule that may be hereafter adopted by the Commission).
Provided, however, that the Partnership shall not be required to effect more than five registrations pursuant to this Section 7.12(a); and provided further, however, that, if the Conflicts Committee determines that the requested registration would be materially detrimental to the Partnership and its Partners because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone such requested registration for a period of not more than three months after receipt of the Holder’s request, such right pursuant to this Section 7.12(a) not to be utilized more than twice in any twelve-month period.
     (b) Except as provided in subsection (a) of this Section 7.12, the Partnership shall be deemed not to have used all commercially reasonable efforts to keep the registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law. In connection with any registration pursuant to subsection (a) of this Section 7.12, the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(d), all costs and expenses of any registration and offering under subsection (a) (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.
     (c) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to provide notice of its intention to file such registration statement and shall use all commercially reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request; provided, however, that the Partnership is not required to make any effort or take any action to so include the securities of the Holder once the registration statement is declared effective by the Commission, including any registration statement providing for the offering from time to time of securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.12(c) shall be an underwritten offering, then, if the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(d), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.
     (d) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(d) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or

Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.
     (e) The provisions of Section 7.12(a) and Section 7.12(c) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a General Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.
     (f) The rights to cause the Partnership to register Partnership Securities pursuant to this Section 7.12 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Securities, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 7.12.
     (g) Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.
     Section 2. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

     Section 3. General Authority. The appropriate officers of the General Partner are hereby authorized to make such clarifying and conforming changes as they deem necessary or appropriate, and to interpret the Partnership Agreement, to give effect to the intent and purpose of this Amendment
     Section 4. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

REGENCY GP LP

By:	Regency GP LLC, its General Partner

By:
Charles M. Davis Jr.
Senior Vice President — Corporate Development

8